FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
                SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                         AXIS CAPITAL HOLDINGS LIMITED
            (Exact name of registrant as specified in its charter)


                    BERMUDA                                  98-0395986
    (State of incorporation or organization)               (IRS Employer
                                                        Identification No.)

               106 Pitts Bay Road
               Pembroke, Bermuda                                 HM 08
    (Address of principal executive offices)                  (zip code)

  Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                     Name of each exchange on which
  to be so registered                      each class is to be registered
------------------------------        ----------------------------------------
7.25% Series A Preferred Shares           New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
333- 118023

Securities to be registered pursuant to Section 12(g) of the Act:  None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     This registration statement on Form 8-A relates to 10,000,000 7.25% Series A Preferred Shares (the "Series A Preferred Shares") of AXIS Capital Holdings Limited (the "Company"). A description of the Series A Preferred Shares is contained in a Prospectus Supplement filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on September 30, 2005. Such Prospectus Supplement shall supplement the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-118023), which became effective on August 27, 2004. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

Item 2.  Exhibits

     3.1 Memorandum of Association. (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on April 16, 2003).

     3.2 Amended and Restated Bye-laws. (Incorporated herein by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 2004 filed on March 1, 2005).

     4.1 Certificate of Designations setting forth the specific rights, preference, limitations and other terms of the 7.25% Series A Preferred Shares. (Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on October 4, 2005).

     4.2 Form of stock certificate evidencing the 7.25% Series A Preferred Shares, par value $0.0125 per share. (Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on October 4, 2005).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      AXIS CAPITAL HOLDINGS LIMITED
                                      (Registrant)

                                      By: /s/ Carol S. Rivers
                                          -----------------------------
                                          Name:   Carol S. Rivers
Date: October 4, 2005                     Title:  General Counsel and Secretary

                                 Exhibit Index

     3.1 Memorandum of Association. (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on April 16, 2003).

     3.2 Amended and Restated Bye-laws. (Incorporated herein by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 2004 filed on March 1, 2005).

     4.1 Certificate of Designations setting forth the specific rights, preference, limitations and other terms of the 7.25% Series A Preferred Shares. (Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on October 4, 2005).

     4.2 Form of stock certificate evidencing the 7.25% Series A Preferred Shares, par value $0.0125 per share. (Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on October 4, 2005).